Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) is entered into by and between Brandon K. Allen (“Employee”) and Phoenix Energy One, LLC (the “Company”), effective as of the eighth day following the date on which Employee signs this Agreement if not revoked in accordance with Section 8(c) below (the “Effective Date”). The purpose of this Agreement is to memorialize the terms and provisions related to Employee’s transition following his voluntary resignation from the Company.

1. Separation of Employment and Transition Services. Employee’s last day of employment with the Company was November 3, 2025 (such date, the “Employment Separation Date”). Effective as of the Employment Separation Date, Employee’s employment with the Company and all of its affiliates terminated and Employee ceased to be an employee of the Company. During the Transition Period (as defined below), Employee agrees to assist the Chief Executive Officer, Chief Financial Officer or other senior members of management of the Company (including his replacement) by answering questions or providing other information relating to his prior employment with the Company, including projects that were ongoing and other business related matters. Employee agrees that during the Transition Period, Employee shall assist with any knowledge transfer with respect to his employment with the Company to his successor and other employees of the Company as reasonably requested by the Company. Employee agrees to be available during normal business hours to respond to the foregoing requests, and Employee shall not be required to provide more than eight (8) hours of service to the Company in any given work week during the Transition Period. The foregoing services to be provided by Employee during the Transition Period are herein referred to as the “Transition Services.” The “Transition Period” shall mean the period beginning on the Employment Separation Date and ending on the earlier to occur of (i) termination of this Agreement by the Company for any reason upon written notice to Employee, or (ii) the expiration of the Severance Period. During the Transition Period, Employee shall have no authority (and shall not hold himself out as having authority) to bind the Company and Employee shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. As of the Employment Separation Date, Employee will not be eligible to participate as an active employee in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its active employees. The Company will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with the Transition Services, including travel and lodging expenses, provided that the chief executive officer or the chief financial officer of the Company approves any such expenses in advance and any such approved expenses shall be submitted to the Company in accordance with its expense reimbursement policy as in effect from time to time.

2. Accrued Obligations. Employee acknowledges that the Company has paid to Employee prior to the date hereof (i) all accrued salary through the Employment Separation Date, (ii) all accrued but unused paid time off as of the Employment Separation Date (if any) and (iii) any unreimbursed business expenses incurred by Employee, in accordance with Company policy, prior to the Employment Separation Date (collectively, the “Accrued Obligations”).

3. COBRA Rights; Unemployment Benefits. Employee has received or will receive under separate cover information regarding Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act and, if applicable, any state continuation coverage laws (collectively, “COBRA”). Employee acknowledges that Employee should review the COBRA notice and election forms carefully to understand Employee’s rights and obligations to make timely elections, provide timely notification and make timely premium payments. Employee acknowledges that as a result of his voluntary termination of employment with the Company, he is not eligible for unemployment benefits and that the Company will be required to inform any applicable authority that Employee voluntarily resigned if Employee seeks unemployment benefits.

4. Forfeiture of Awarded Units. Employee was granted Class A Units and Class B Units of Phoenix Equity Holdings, LLC (collectively, the “Awarded Units”) pursuant to that certain Award Agreement dated December 4, 2024 (the “Award Agreement”) in accordance with the Second Amended and Restated Limited Liability Company Agreement of Phoenix Equity Holdings, LLC, dated as of December 4, 2024 (as amended, the “PEH LLCA”) and the Phoenix Equity Holdings, LLC 2024 Long Term Incentive Plan (the “LTIP”). According to the terms of the Award Agreement, the PEH LLCA and the LTIP, the Awarded Units are immediately forfeited for zero consideration in the event of a Termination of Service prior to a Change in Control (as each such term is defined in the Award Agreement). Employee acknowledges and agrees that the Awarded Units were forfeited upon the Employment Separation Date, that Employee’s voluntary resignation upon the Employment Separation Date constitutes a Termination of Service prior to a Change in Control pursuant to the Award Agreement and that the neither the Company nor any other party related thereto owes any further payment to Employee in connection with the Awarded Units. Notwithstanding the forfeiture of the Awarded Units, such forfeiture shall not impact the terms of the PEH LLCA related to obligations continuing after the Employment Separation Date (as defined in the PEH LLCA).

5. Transition and Severance Payment. Subject to and conditioned upon (i) Employee’s execution and non-revocation of this Agreement, (ii) Employee’s good faith performance of the Transition Services to the Company’s reasonable satisfaction and continued compliance with the terms and conditions of Sections 8-12, 14 and 15 of this Agreement, and (iii) Employee’s continued compliance with the terms and conditions of the Confidentiality Agreement (as defined below) and the PEH LLCA to the extent such survive per the terms thereof, the Company agrees to pay to Employee an amount equal to $1,000,000.00 (one-million dollars) (the “Transition Payment”), to be paid in substantially equal installments during the twelve (12)-month period following the Separation Date (the “Severance Period”) in accordance with the Company’s normal payroll schedule, provided that the first payment shall be made on the first payroll date following the Effective Date and shall include all amounts that otherwise would have been due prior thereto had such payments commenced immediately upon the Separation Date.

6. Withholdings and Other Deductions. Employee shall be solely responsible for all taxes or other amounts that are attributable to he Transition Payment and the Company shall not make any withholdings or deductions from the Transition Payment and Employee shall indemnify the Company from and against any and all taxes or other payments related to the Transition Payment.

7. Warranty. Employee acknowledges that all payments and benefits under Section 5 of this Agreement constitute additional compensation to which Employee would not be entitled except for Employee’s decision to sign this Agreement and to abide by the terms of this Agreement. Employee acknowledges Employee has received all monies and other benefits due to Employee as a result of his employment with and termination of employment from the Company. Employee further represents that to the best of Employee’s knowledge he has not sustained a work-related injury or illness which he has not previously reported to the Company as of the Employee Separation Date.

8. Release of Known and Unknown Claims.

(a) General Release. In exchange for the consideration set forth in this Agreement (including the payment to Employee of the payments and benefits set forth in Section 5 hereof), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employee agrees unconditionally and forever to release and discharge the Company and the Company’s affiliated, related, parent and subsidiary corporations, as well as their respective past and present parents, subsidiaries, affiliates, associates, members, stockholders, employee benefit plans, attorneys, agents, representatives, partners, joint venturers, predecessors, successors, assigns, insurers, owners, employees, officers, directors and all persons acting by, through, under, or in concert with them, or any of them (hereinafter the “Releasees”) from any and all manner of claims, actions, causes of action, in law or in equity, demands, rights, or damages of any kind or nature, whether known or unknown, fixed or contingent (hereinafter called “Claims”) that Employee now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to Employee’s execution of this Agreement. The Claims released hereunder specifically include, but are not limited to, any Claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; sexual or any other type of assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, commissions, equity, attorneys’ fees, or other compensation of any sort; failure to accommodate disability, including pregnancy; discrimination or harassment on the basis of pregnancy, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any Claim under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”); the Older Workers’ Protection Benefit Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; the Colorado Equity Pay for Equal Work Act, as amended; Colorado’s Minimum Wage and Overtime Laws; any claimed permitted to be released under any other applicable Colorado laws; and any federal, state or local laws of similar effect.

(b) Claims Not Released. This release shall not apply to: the Company’s obligations to provide the Accrued Obligations under Section 2 of this Agreement; the Company’s obligations to provide the Transition Payment under Section 5 of this Agreement (subject to Employee’s compliance with the terms hereof); the Company’s obligations pursuant to Section 11 of this Agreement; Employee’s right to indemnification under any applicable indemnification agreement with the Company; the Company’s governing documents or applicable law; Employee’s right to assert claims for workers’ compensation or unemployment benefits; Employee’s right to bring to the attention of the Equal Employment Opportunity Commission (“EEOC”) claims of discrimination (provided, however, that Employee releases his right to secure any damages for alleged discriminatory treatment); any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; any right to file an unfair labor practice charge under the National Labor Relations Act (“NLRA”); Employee’s vested rights under any retirement or welfare benefit plan of the Company; or any other rights that may not be waived by an employee under applicable law.

(c) Older Worker’s Benefit Protection Act. In accordance with the Older Worker’s Benefit Protection Act, Employee is hereby advised as follows:

(i)

Employee has read this Agreement and understands its terms and effect, including the fact that Employee is agreeing to release and forever discharge the Company and each of the Releasees from any Claims released in this Section 8.

(ii)

Employee understands that, by entering into this Agreement, Employee does not waive any Claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.

(iii)

Employee has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which Employee acknowledges is adequate and satisfactory to Employee and in addition to any other benefits to which Employee is otherwise entitled.

(iv)	The Company advises Employee to consult with an attorney prior to executing this Agreement.

(v)

Employee has 21 days to review and decide whether or not to sign this Agreement. If Employee signs this Agreement prior to the expiration of such period, Employee acknowledges that Employee has done so voluntarily, had sufficient time to consider the Agreement, to consult with counsel and that Employee does not desire additional time and hereby waives the remainder of the 21-day period. In the event of any changes to this Agreement, whether or not material, Employee waives the restarting of the 21-day period.

(vi)

Employee has seven (7) days after signing this Agreement to revoke this Agreement and this Agreement will become effective upon the expiration of that revocation period. If Employee revokes this Agreement during such seven-day period, this Agreement will be null and void and of no force or effect on either the Company or Employee and Employee will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Agreement.

If Employee wishes to revoke this Agreement, Employee shall deliver written notice stating his intent to revoke this Agreement to Curtis Allen, Chief Financial Officer, 18575 Jamboree Road, Suite 830, Irvine, CA 92612 on or before 5:00 p.m. on the seventh day after the date on which Employee signs this Agreement.

(d) Representations. Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and Employee agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Employee under this indemnity. Employee agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Employee agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

(e) No Actions. Employee represents and warrants to the Company that Employee has no pending actions, Claims or charges of any kind. Employee agrees that if Employee hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then Employee will pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim; provided, however, that Employee shall not be obligated to pay the Releasees’ attorneys’ fees to the extent such fees are attributable to: (i) claims under the ADEA or a challenge to the validity of the release of claims under the ADEA; or (ii) Employee’s right to file a charge with the EEOC; however, Employee hereby waives any right to any damages or individual relief resulting from any such charge.

(f) No Admission. Employee understands and agrees that neither the payment of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

9. Return of Company Property. Employee represents and warrants that he shall, not later than the Employment Separation Date, return to the Company any and all property and equipment of the Company, including (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices and pagers), access or credit cards, Company identification, and all other property belonging to the Company in

Employee’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Employee’s possession relating to any Confidential Information (as defined below), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and that Employee shall not make or retain any copy or extract of any of the foregoing; provided, however, that Employee may retain Employee’s cellular phone and address book and copies of Employee’s own personnel, payroll and benefit documents (provided that such documents do not contain any Confidential Information and that the Company has the prior opportunity to review, redact and/or retain any such documents containing Confidential Information).

10. Protection of Confidential Information.

(a) Employee acknowledges that during his employment with the Company, Employee had access to, received and had been entrusted with Confidential Information (as defined below), which is considered secret and/or proprietary and has great value to the Company and that except for Employee’s engagement by the Company, Employee would not otherwise have access to such Confidential Information. Employee recognizes that all such Confidential Information is the property of the Company. Subject to Section 13, during and at all times after employment with the Company, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except in the proper course and scope of Employee’s duties or with the prior written consent of the Company. Employee shall use his best efforts to prevent publication or disclosure of any Confidential Information and shall not, directly or indirectly, intentionally cause the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Employee’s personal gain or benefit outside the scope of Employee’s engagement by the Company.

(b) Definition of “Confidential Information”. The term “Confidential Information”, as used herein, means all information or material (i) which gives the Company a competitive business advantage or the opportunity of obtaining such advantage, (ii) the disclosure of which could be detrimental to the interests of the Company and/or its affiliates, (iii) which is owned by the Company and/or its affiliates, in which the Company and/or its affiliates has an interest, or which is valuable or unique, (iv) which is developed or used by the Company or any of its affiliates and which relates to the business, operations, employees, customers and/or clients of the Company or any of its affiliates, or (v) which is either (A) marked “Confidential Information”, “Proprietary Information” or with another similar marking, or (B) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company. Confidential Information may include, but is not limited to, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, ideas, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to the Company and its customers and/or producers or other suppliers’ identities, characteristics and agreements, financial information and projections, and employee files, in each case, whether disclosed or made available to Employee in writing, orally or by drawings or observation, or whether intangible or embodied in documentation, software, hardware or other tangible form. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the foregoing, Confidential Information shall not include any information which is (w) known by Employee as a result of Employee’s experience in the Company’s industry generally and not specific to the Company, (x) known to the public or becomes known to the public through no fault of Employee, (y) received by Employee on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company or its affiliates, or (z) in Employee’s possession prior to receipt from the Company or its affiliates, as evidenced by Employee’s written records.

11. Non-disparagement. Subject to Section 13, Employee agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its affiliates, or that are otherwise disparaging of any of the Company’s, its affiliates or any of their past or present officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards. Similarly, the Company agrees to instruct its officers and directors not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on Employee. In responding to inquiries about Employee from prospective employers, the Company’s Human Resources Department will confirm only Employe’s dates of employment and title. In the event that any provision of this Section 11 conflicts with the PEH LLCA, the terms of this Agreement shall prevail.

12. Reaffirmation of Restrictive Covenants. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Employee previously agreed to certain restrictive covenants as set forth in the Employee Confidentiality Agreement dated January 29, 2025 (the “Confidentiality Agreement”) and in the PEH LLCA, and Employee hereby acknowledges and agrees that to the extent permitted under applicable law, such provisions remain in full force and effect in accordance with their terms and that Employee shall be bound by their terms and conditions.

13. Exceptions. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit Employee (or Employee’s attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the EEOC, the NLRB, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Employee shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.

14. Ongoing Cooperation. Subject to Section 13, Employee agrees that Employee will reasonably assist and cooperate with the Company and its subsidiaries (i) concerning reasonable requests for information about the business of the Company or its affiliates or Employee’s involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including, without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee’s reasonable cooperation shall include, but not be limited to, being reasonably available to meet and speak with officers or employees of the Company, its affiliates and/or their counsel at reasonable times and locations, executing what Employee believes to be accurate and truthful documents, appearing at the Company’s reasonable request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, identify and provide any documents or other materials related to any such matters, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. Failure to comply with the above reasonable requests will be considered a material breach of this Agreement. In requesting such services, the Company and Employee will confer and cooperate in good faith with respect to other commitments that Employee may have at the time of the request.

15. Arbitration.

(a) Employee and the Company agree that any dispute, controversy or claim, however significant, arising out of or in any way relating to Employee’s employment with or termination of employment from the Company, including without limitation any dispute, controversy or claim arising out of or in any way relating to any provision of this Agreement (including the validity, scope and enforceability of this arbitration clause), to the fullest extent authorized by applicable law, shall be submitted to final and binding arbitration before a single neutral arbitrator in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Employee’s request, as the exclusive remedy for resolving any and all such disputes.

(b) The tribunal will consist of a sole neutral arbitrator selected by mutual agreement of the parties (or, absent such mutual agreement, in accordance with the rules of JAMS) and the place of arbitration will be Denver, Colorado. Each party shall be entitled to all types of remedies and relief otherwise available in court (subject to the limitations set forth herein). The parties agree that any arbitration pursuant to this Agreement shall be brought on an individual, rather than class, collective, or representative basis, and waive the right to pursue any claim subject to arbitration on a class, collective, or representative basis.

(c) The parties to this Agreement hereby expressly and irrevocably submit themselves to the personal jurisdiction of the Superior Court of the State of Colorado (the “Superior Court”) for the purpose of compelling arbitration pursuant to this Agreement and for the purpose of any judicial proceedings seeking to confirm, modify or vacate any arbitration award.

(d) To the extent required by applicable law, the fees of the arbitrator and all other costs that are unique to arbitration shall be paid by the Company initially, but if Employee initiates a claim subject to arbitration, Employee shall pay any filing fee up to the amount that Employee would be required to pay if Employee initiated such claim in the Superior Court. Each party shall be solely responsible for paying its own further costs for the arbitration, including, but not limited to, its own attorneys’ fees and/or its own witnesses’ fees. The arbitrator may award fees and costs (including attorneys’ fees) to the prevailing party to the extent authorized by applicable law.

(e) WAIVER OF TRIAL BY JURY OR COURT. EMPLOYEE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f) WAIVER OF OTHER RIGHTS. EMPLOYEE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g) The parties acknowledge that they are entering into this arbitration provision voluntarily, and are represented by counsel. If any part of this arbitration provision is deemed unenforceable, it is entirely severable from the rest and shall not affect or limit the validity or enforceability of the remainder of the provision, or the Agreement.

16. Filing of Transition Agreement. Employee acknowledges that this Agreement will be filed by the Company pursuant to a Form 8-K (or amendment thereto) with the Securities and Exchange Commission (the “SEC”) and will be publicly available on EDGAR on the SEC’s website.

17. Survival. Section 10 (Protection of Confidential Information), Section 11 (Non-Disparagement), Section 12 (Reaffirmation of Restrictive Covenants), Section 13 (Exceptions), Section 14 (Ongoing Cooperation), Section 15 (Arbitration) and Section 16 (Filing of Transition Agreement) hereof shall survive any termination of this Agreement and shall continue in effect.

18. Governing Law. This Agreement shall be construed under the laws of the State of Colorado, both procedural and substantive; provided however, for the avoidance of doubt, the terms of the PEH LLCA shall be construed under the laws of the State of Delaware.

19. Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.

20. Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.

21. Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.

22. Assignment. This Agreement is personal to Employee and shall not be assignable by Employee. The rights of the Company under this Agreement may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns.

23. Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

24. Entire Agreement/Integration. This Agreement, together with the Confidentiality Agreement and the PEH LLCA, constitute the entire agreement between Employee and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Agreement. All prior agreements, discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. No amendments to this Agreement will be valid unless written and signed by Employee and an authorized representative of the Company. To the extent of any conflict with the terms of this Agreement and the Confidentiality Agreement and/or the PEH LLCA, the terms of this Agreement shall control.

25. Consultation with Counsel. Employee acknowledges (i) that Employee has thoroughly read and considered all aspects of this Agreement, that Employee understands all its provisions and that Employee is voluntarily entering into this Agreement, (ii) that Employee has been represented by, or had the opportunity to be represented by independent counsel of his own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company, and (iii) that Employee has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, Employee acknowledges that Employee has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

26. No Employment Relationship. Employee acknowledges that during the Transition Period, Employee shall not be an employee of the Company (or any of its affiliates), and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Employee and the Company for any purpose. In the event that the Company determines it is necessary to provide Employee with an email address for use during the Transition Period, Employee agrees that such email address will be used exclusively for the performance of the Transition Services and that Employee will not use it for any other purpose. In addition, Employee agrees to comply with all policies and procedures implemented by the Company with respect to the use of its email addresses. Employee further acknowledges and agrees that the Company shall have all right, title and interests in and to any email sent to or received from such email address. The Company shall have the right to terminate Employee’s access to any email address provided by the Company at any time and without notice.

27. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

If to Employee:

At the address maintained in the Company’s personnel records.

If to the Company:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, CA 92612

Attn: Chief Financial Officer

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

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PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EMPLOYEE AGREES TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.

If the above accurately reflects Employee’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy to Curtis Allen within 21 days after Employee’s receipt of this Agreement.

PHOENIX ENERGY ONE, LLC
a Delaware limited liability company

By:	/s/ Curtis Allen
Name: Curtis Allen
Title: Chief Financial Officer

EMPLOYEE

/s/ Brandon K. Allen
Brandon K. Allen

Date:	November 20, 2025